Exhibit 4.1

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

This Second Amendment, dated as of February 19, 2009 (this “Second Amendment”), amends that certain First Amended and Restated Rights Agreement, dated as of July 19, 2000, and amended on January 28, 2009 (as so amended, the “Rights Agreement”), between CV Therapeutics, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank Minnesota, N.A. (“Rights Agent”). Unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings ascribed to them in the Rights Agreement.

WHEREAS, since the Company and Rights Agent originally entered into the Rights Agreement the nature of equity ownership in U.S. publicly traded companies has changed due to the proliferation of derivative, swap and other transactions and investment strategies;

WHEREAS, the Company and Rights Agent wish to update the Rights Agreement to specifically address these transactions and strategies;

WHEREAS, the Board of Directors of the Company has approved this Second Amendment and the Company has directed the Rights Agent to enter into this Second Amendment; and

WHEREAS, in accordance with the terms of the Rights Agreement, including Section 27 thereof, the Company and the Rights Agent have the right to enter into this Second Amendment and amend the Rights Agreement;

NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment.

(a) The text of Section 1(a) of the Rights Agreements is amended and restated in its entirety to read as follows:

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), from and after the Effective Time, shall be the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, but shall not include (i) an Exempt Person or (ii) any Existing Holder, unless and until such time as such Existing Holder shall become the Beneficial Owner of (A) a percentage of the Common Stock of the Company then outstanding that is more than the aggregate percentage of the outstanding Common Stock that such Existing Holder Beneficially

Owns as of the Effective Time (such aggregate amount being the “Exempt Ownership Percentage”) or (B) less than 15% of the Common Stock of the Company then outstanding (after which time, if such Person shall be the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, such Person shall be or become deemed an “Acquiring Person”). Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common Stock of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Stock, such Person does not Beneficially Own 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person has the Right to Acquire (i) within sixty (60) days thereafter, or (ii) at any time thereafter if such Person acquired such Right to Acquire with the purpose or effect of changing or influencing the control of the Company or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock not outstanding which are subject to such Right to Acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding number of shares of Common Stock owned by such Person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other Person.

A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with, such other Person where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor supports a determination by the Board of Directors that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person which is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person.

(b) The text of Section 1(c) of the Rights Agreements is amended and restated in its entirety to read as follows:

A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

(i)

in which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (A) voting power which includes the power to vote, or to direct the voting of, such security

(except that a Person shall not be deemed to be the Beneficial Owner of any security under this clause (A) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A), and/or (B) investment power which includes the power to dispose, or to direct the disposition of such security;

(ii)	which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (x) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, or (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 7 (“Original Rights”) or pursuant to Section 11(i) or Section 11(o) with respect to an adjustment to Original Rights;

(iii)	which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), with whom such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), has an agreement, arrangement or understanding to act together for the purpose of acquiring, holding, voting or disposing of any securities of the Company (except that a Person shall not be deemed to be the Beneficial Owner of any security under this Section 1(c)(iii) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A); or

(iv)	of which such Person would otherwise be deemed to be the beneficial owner pursuant to Rule 13d-3 under the Exchange Act.

A Person who or which, together with all Affiliates and Associates of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), shall be the “Beneficial Owner” (within the meaning of Sections 1(c)(i) through 1(c)(iv) hereof) of 5% or more of the Common Stock of the Company then outstanding, shall also be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are the subject of derivative transactions entered into by, or derivative securities acquired by, such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), which gives any such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to any such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) any such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares deemed beneficially owned by virtue hereof, the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares that are synthetically owned pursuant to such derivative transactions or such derivative securities.

No Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities which such Person or any of such Person’s Affiliates or Associates would otherwise be deemed to “Beneficially Own” pursuant to this Section 1(c) solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates), or any tender, voting or support agreement entered into by such Person (or one or more of such Person’s Affiliates or Associates) in connection therewith, if, prior to such Person becoming an Acquiring Person, the Board of Directors has approved such merger or other acquisition agreement, or such tender, voting or support agreement.

No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section 1(c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

The term “beneficially own” will have the same meaning as the term “Beneficially Own”.

(c) Section 1(f) of the Rights Agreement is hereby amended by inserting the text “or “Common Stock”” immediately after the words “Common Shares” and immediately preceding the words “shall mean.”

(d) Section 1 of the Rights Agreement is hereby amended by inserting the following clauses immediately after Section 1(q):

(r) “Effective Time” shall mean the time and date of the execution and delivery of the Second Amendment to the First Amended and Restated Rights Agreement, dated as February 19, 2009, relating to this Agreement.

(s) “Exempt Person” shall mean the Company, any Subsidiary of the Company, in each case including, without limitation, the officers and members of the board of directors thereof acting in their fiduciary capacities, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(t) “Existing Holder” shall mean any Person who, as of the Effective Time, is the Beneficial Owner of 15% or more of the Common Stock of the Company outstanding as of the Effective Time, together with any Affiliates and Associates of such Person.

(u) “Right to Acquire” shall mean a legal, equitable or contractual right to acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act of 1933, as amended, or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

2.	No Other Amendments or Waivers. Except for the amendments set forth above in this Second Amendment, the text of the Rights Agreement shall remain unchanged and in full force and effect.

3.	Counterparts. This Amendment may be executed in multiple counterparts (including by facsimile signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.	Governing Law. This Second Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date first above written.

CV THERAPEUTICS, INC.

By:	/s/ TRICIA BORGA SUVARI
Name:	Tricia Borga Suvari
Title:	Senior Vice President & General Counsel

WELLS FARGO BANK MINNESOTA, N.A.

By:	/s/ JENNIFER L. LENO
Name:	Jennifer L. Leno
Title:	Vice President

[Second Amendment to the First Amended and Restated Rights Agreement]